Exhibit 99.1
                                                                    ------------


                          COMPANY CONTACT:  Thomas E. Klein, VP Finance & CFO
                                            Vion Pharmaceuticals, Inc.
                                            (203) 498-4210 ph
         FINANCIAL COMMUNICATIONS CONTACT:  Sue L. Yeoh (investors)
                                            (201) 641-2408 ph
                                            Lisa Bradlow (media)
                                            (212) 579-7428 ph
                                            CPR Financial Communications, LLC

VION ANNOUNCES STATUS OF PHASE III PROMYCIN(R) TRIAL

NEW HAVEN, CONN., June 22, 1999 -- VION PHARMACEUTICALS, INC. (NASDAQ NM: VION) today announced that it had been informed by its licensee, Boehringer Ingelheim
(BI), Ingelheim, Germany, that an interim evaluation of a Phase III randomized trial of Promycin(R) (porfiromycin) combined with radiotherapy versus radiotherapy alone in patients with non-resectable head and neck cancer did not meet the pre-determined criteria which would warrant continuation of accrual. The analyses and recommendations were made by an Interim Analysis Review Committee, which included independent external reviewers. Follow-up of all patients enrolled to the trial is planned, and final results will be reported when the study has surpassed the pre-determined number of events needed for full analysis. At the same time, accrual into additional clinical studies with Promycin sponsored by BI has been put on hold.

Promycin, an anticancer agent selective for hypoxic, or oxygen-depleted, cancer cells, is licensed exclusively to Boehringer Ingelheim. Pursuant to the amended agreement between the companies, BI maintains full managerial and financial responsibility for Promycin's development and is conducting the Phase III program. Under the amended agreement, Vion had accepted reduced milestone and royalty payments on all future sales.

Alan Kessman, President and CEO of Vion stated, "We are disappointed with the results of the interim evaluation of the Phase III trial. An extensive effort is being made by BI to further analyze and understand the data. Vion continues to focus its efforts on clinical development of TAPET(R), a platform technology for drug delivery in cancer, and Triapine(R), a potent DNA synthesis and repair inhibitor that has demonstrated substantial activity in animal tumor models. We are also in late preclinical development with a Sulfonyl Hydrazine Prodrug
(SHP), a unique alkylating agent that also has broad antitumor activity in animal models. We are in an excellent financial position to continue the development of our extensive product pipeline, and believe TAPET, Triapine and SHPs are the product technologies that will form the foundation for our future success."

Vion Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the research, development and commercialization of cancer treatment technologies. Vion's product portfolio consists of TAPET(R), a drug delivery platform, and three cancer therapeutics (Promycin(R), Triapine and Sulfonyl Hydrazine Prodrugs). TAPET has been shown in preclinical models to effectively deliver anticancer agents while having a minimal toxic effect on healthy normal tissues. TAPET uses genetically altered strains of Salmonella as a bacterial vector, or vehicle, for delivering cancer fighting drugs preferentially to solid tumors. Triapine, which is designed to prevent the replication of tumor cells by blocking a critical step in the synthesis of DNA, is currently being evaluated for its safety in Phase I clinical trials. Sulfonyl Hydrazine Prodrugs, compounds that are designed to be converted to unique potent, alkylating agents, are currently being evaluated in preclinical studies. For additional information on Vion and its research and product development programs, visit the company's Internet web site at http://www.vionpharm.com.

Statements included in this press release which are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company's future business prospects, plans, objectives, expectations and intentions are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in the company's Registration Statement filed on Form S-3/A (file no. 333-95671). The shares of Common Stock, described above, have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration under such Act or an applicable exemption from registration. This press release shall not constitute an offer to sell or the solicitation of an offer to buy its securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.